UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2022

Greencity Acquisition Corporation

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-39404	n/a
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Eshan Road, Floor 6

Pudong New District, Shanghai China 200120

(Address of Principal Executive Offices, and Zip Code)

(+86) 21-20257919

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share. par value U.S. $0.0001 and one redeemable warrant to purchase one-half ordinary share	GRCYU	The Nasdaq Stock Market LLC
Ordinary Shares, par value U.S. $0.0001	GRCY	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one half ordinary share	GRCYW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On or about April 19, 2022, Greencity Acquisition Corporation (“Greencity” or the “Company”) filed with the Registrar of Companies of the Cayman Islands (“Registrar”) an amendment (the “Extension Amendment”) to its Amended and Restated Memorandum and Articles of Association to extend the date by which Greencity has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from April 28, 2022 to October 28, 2022 (the “Extension”). Greencity’s stockholders approved the Extension Amendment at the Extraordinary General Meeting of stockholders of Greencity (the “Extraordinary General Meeting”) on April 18, 2022. Upon the filing of the Extension Amendment with the Registrar, the time period within which Greencity has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination was extended to October 28, 2022. The foregoing description of the Extension Amendment is qualified in its entirety by the full text of the Extension Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 18, 2022, the Company held the Meeting at which the Company’s stockholders voted on two proposals, each of which is described in more details in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2022 (the “Proxy Statement”). At the Meeting, a total of 3,576,602 shares (or 68.00%) of the Company’s issued and outstanding shares common stock held of record as of March 4, 2022, the record date for the Annual Meeting, were present either in person or by proxy, which constituted a quorum. At the Annual Meeting, the following proposals were voted on and approved:

1.        To approve and adopt the Extension Amendment:

Votes For	Votes Against	Abstentions
3,575,801	801	0

2.       To approve the adjournment of the Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment proposal:

Votes For	Votes Against	Abstentions
3,575,801	801	0

Although this proposal received sufficient votes to be approved, as a result of the approval of the Extension Amendment, the adjournment of the Meeting was determined not to be necessary or appropriate.

Item 7.01	Regulation FD Disclosure.

In connection with the vote to approve the Extension Amendment, the holders of 78,050 shares of the Company’s ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.39 per share, for an aggregate redemption amount of $810,939.50. As a result, an amount of $41,013,590.50 remains in the trust account.

The information in this Item 7.01 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

IMPORTANT NOTICES

Greencity’s stockholders may obtain a copy of documents filed with the SEC by Greencity, without charge, at the SEC’s website located at www.sec.gov.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the offering filed with the U.S. Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
3.3	Amendment to Amended and Restated Memorandum and Articles of Association
99.1	Press Release, dated April 19, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Greencity Acquisition Corp.

	By:	/s/ Panyan Yu
	Name:	Panyan Yu
	Title:	Chief Financial Officer

Date: April 20, 2022